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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of earliest event reported): September 27, 2006
GREAT WESTERN LAND AND RECREATION, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-18808	13-3530765

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)
7373 N. Scottsdale Road, Suite C-140, Scottsdale, Arizona 85253
(Address of principal executive office) (Zip Code)
Registrant’s telephone number, including area code: (480) 949-6007

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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GREAT WESTERN LAND AND RECREATION, INC.
FORM 8-K
CURRENT REPORT
ITEM 1. REGISTRANT’S BUSINESS AND OPERATIONS
     Item 1.01 Entry into a Material Definitive Agreement
     On September 28, 2006, Great Western Land & Recreation, Inc. (the “Company”) and Sunbelt Investors LLC, an Arizona limited liability company (“Sunbelt”) entered into a Real Estate Sale Agreement (the “Agreement”). Pursuant to the Agreement, the Company is selling and Sunbelt is purchasing from the Company approximately 200 acres situated in Harris County, Texas. The total purchase price of the property is $3,776,440, $1,801,758.80 of which was paid at closing and $1,974,681.20 of which is in the form of a note held by the Company and is secured by a second Deed of Trust of the property. Sunbelt is owned in part by Jay Torok and Roger Clark, former directors of the Company.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
(b) Jay Torok has left his positions as the Chairman and a member of our Board of Directors effective September 27, 2006. Roger Clark has left his position as a member of our Board of Directors effective September 27, 2006.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit No.	Description
10.21	Real Estate Sale Agreement
10.22	Promissory Note
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 2006	GREAT WESTERN LAND AND RECREATION, INC.
	By:	/s/ Mary Susan Savage
		Name:	Mary Susan Savage
		Title:	Treasurer